Exhibit 10.32

                           XECHEM INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)
                           CONVERTIBLE PROMISSORY NOTE
                                  (THE "NOTE")

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS REQUIRED UNDER SUCH ACT AND APPLICABLE LAWS.

$3,000,000                                                  ____________, 2004

FOR VALUE RECEIVED, Xechem International, Inc., a Delaware corporation organized under the laws of the State of Delaware (the "COMPANY"), promises to pay to the order of Alembic Limited (the "HOLDER"), the principal sum of Three Million Dollars ($3,000,000), or such lesser principal sum as may be then owed by the Company to Holder, in legal and lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid as provided below. Payment for all amounts due hereunder shall be made at the principal office of Holder at the address of Holder set forth below, or such other address as the Holder may hereafter direct in writing.

By acceptance of this Note, Holder hereby agrees to lend to the Company on the terms and conditions set forth herein an aggregate amount of $3,000,000. The loan will be advanced in six installments of $500,000 (each, an "ADVANCE") on the following dates (each an "ADVANCE DATE"): (i) the date hereof and (ii) on the same day of the month on each of the next successive five months. The Holder shall fund the installments to the Company in immediately available funds by wire transfer as designated by the Company. If the Holder fails to fund an Advance by the applicable Advance Date, the Company shall have the right to stop any further funding of this loan, and notwithstanding Section 4 below, shall have a right to prepay the outstanding principal amounts due under this Note.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note agrees:

     1. INTEREST/DEBT SERVICE. This Note shall bear simple interest at the per annum rate of eight percent (8%) on the unpaid principal balance of this Note commencing on the date of this Note until paid in full. Unless this Note is prepaid or converted as provided herein, the unpaid principal amount of this Note shall be due and payable in one lump sum on the fourth anniversary of the date first set forth above (the "MATURITY DATE"). Accrued and unpaid interest on the Note shall be payable annually on each anniversary of the date of this Note, and on the Maturity Date. All past due principal and interest shall bear interest from maturity until paid at the rate of ten percent (10%) per annum. Payments hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance of this Note.

     2. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default under the Note (an "Event of Default"):

          2.1 FAILURE TO PAY. The Company shall fail to pay any accrued interest when due or any principal on the Maturity Date as required under the terms of this Note and such default shall continue for a period of more than ten (10) days after the applicable payment date.

          2.2 VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

          2.3 INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within sixty (60) days of commencement, or any action under the laws of the state of the Company's organization analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days.

          2.4 REMEDIES. Upon the occurrence of an Event of Default referred to above, the principal amount and accrued but unpaid interest then outstanding under this Note shall upon notice to the Company by Holder shall be paid in cash immediately to the Holder within a period not exceeding seven (7) days from the date of Notice without other or further presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

         The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     3. WAIVERS. Unless otherwise specifically set forth in this Note, the Company and each surety, endorser, guarantor and other person liable upon this Note waives (i) all notices, demands and presentments for payments, and (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor.

     4. PREPAYMENT. The Company shall not have the right to prepay any part of the outstanding principal balance of this Note and/or accrued interest hereunder at any time by wire transfer or delivery of good funds to Holder.

     5. CONVERSION.

          5.1 VOLUNTARY CONVERSION. Any Holder of this Note has the right, at the Holder's option, exercisable on a Conversion Date (as defined below), to convert this Note in accordance with the provisions of SECTION 5.2 hereof, in whole or in part, into fully paid and nonassessable shares of common stock of the Company (the "COMMON Stock"). This Note is only convertible on (i) the first anniversary of the date of this Note (the "FIRST CONVERSION DATE"), (ii) the second anniversary of the date of this Note (the "SECOND CONVERSION DATE"),
(iii) the third anniversary of the date of this Note (the "THIRD CONVERSION DATE") and (iv) the fourth anniversary of the date of this Note (the "FOURTH CONVERSION DATE" and together with the First, Second and Third Conversion Dates, collectively, the "CONVERSION DATES" and each individually, a "CONVERSION DATE"). The number of shares of Common Stock of the Company into which this Note may be converted ("CONVERSION SHARES") on a Conversion Date shall be determined by dividing the aggregate of (i) the outstanding principal amount elected by the Holder to be converted, plus (ii) the accrued and unpaid interest through the Conversion Date, by the Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to the product of
(A) the average closing price per share of the Company's Common Stock as reported on the OTC Bulletin Board (or such other market on which such shares of Common Stock are then listed) for the thirty (30) trading days immediately preceding the date of the applicable Conversion Date; multiplied by (B) 70% on the First Conversion Date, 60% on the Second Conversion Date, 50% on the Third Conversion Date and 40% on the Fourth Conversion Date. The daily "closing price" for purposes of this Note shall be the average of the bid and the ask for a share of Common Stock on the OTC Bulletin Board.

          5.2 CONVERSION PROCEDURE. The Holder may convert this Note as provided herein by delivering to the Company a Notice of Exercise (attached hereto) and surrendering this Note, duly endorsed, to the Company at its principal corporate office at least five (5) trading days prior to a Conversion Date. The Company shall, as soon as practicable, thereafter, and at its expense, issue and deliver at such office to the Holder of this Note a certificate or certificates representing the Conversion Shares. Holder acknowledges that the certificates for the Conversion Shares will be legended, if and as required by applicable state and federal securities laws. Such conversion shall be deemed to have been made on a Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

          5.3 MECHANICS AND EFFECT OF CONVERSION. No fractional Conversion Shares shall be issued upon conversion of this Note. In lieu of the Company's issuing any fractional units to the Holder upon the conversion of this Note, the Company shall pay to the Holder cash in the amount of such fractional amount. Upon full conversion of the Note, the Company shall deliver (i) the certificates referred to in SECTION 5.2, and (ii) a check payable to the Holder for any fractional amount. Upon full conversion of this Note, the Company shall be forever released from all of its obligation and liabilities under this Note.

          5.4 SALE RESTRICTION. As a condition to converting this Note into Conversion Shares as provided herein, the Holder shall not sell, pledge or otherwise transfer or dispose of any Conversion Shares for a period of one (1) year following the date on purchase of such Conversion Shares.

     6. ADJUSTMENTS TO CONVERSION PRICE.

          6.1 MERGER OR CONSOLIDATION. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder as the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein and upon payment of the aggregate Conversion Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the Conversion Shares deliverable upon conversion of this Note would have been entitled in such merger or consolidation if this Note had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder as the holder of this Note after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

          6.2 RECLASSIFICATION, RECAPITALIZATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such subdivision, combination, reclassification or other change.

          7. RESERVATION OF STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     8. ASSIGNMENT. This Note shall be binding upon the Company and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its permitted successors and assigns.

     9. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the maker and the Holder of this Note. The Company hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

     10. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note may not be sold, transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Company which consent shall not unreasonably be withheld. As a condition to the Company's consent to any transfer, the Company may require the Holder to provide the Company with a written opinion, to the effect that such offer, sale, transfer or other distribution may be effected without registration or qualification (under any federal or state law then in effect) under any federal or state security act.

     11. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below:

              If to Company:           Xechem International, Inc.
                                       Attention:  Ramesh Pandey, CEO
                                       100 Jersey Avenue, Bldg B, Suite 310
                                       New Brunswick, New Jersey
                                       Telephone:  (732) 247-3300
                                       Facsimile:  (732) 247-4090
                                       E-Mail: RAMESH@XECHEM.COM
                                               -----------------

              With a copy to:          SHEFSKY & FROELICH LTD.
                                       444 North Michigan Avenue/Suite 2500
                                       Chicago, Illinois  60611
                                       Attention:  Mitchell D. Goldsmith
                                       Telephone:  (312) 836-4006
                                       Facsimile:  (312) 527-314
                                       E-Mail:  MGOLDSMITH@SHEFSKYLAW.COM
                                                -------------------------

              If to Holder:            Alembic, Limited
                                       Attention:  H.T. Patel
                                       Alembic Road, Vadodara - 390-003
                                       Gujarat, India
                                       Telephone:  0091-265-2307450, 2280882
                                       Facsimile:  0091-265-2281173
                                       E-Mail:  htpatel@bioarcresearch.com

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited with an international courier addressed to the party entitled to notice and shall be deemed to have been received when delivered.

     12. NO SHAREHOLDER RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholder for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company, and no distributions or dividends in cash or in kind shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     13. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     14. ATTORNEYS' FEES. The Company shall pay all attorneys' fees and other costs incurred by the Holder in enforcing the terms of this Note.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in or closest to New Brunswick, New Jersey, to which jurisdiction and venue all parties consent.

     16. USURY LAWS. This Note shall at all times be in strict compliance with applicable usury laws. If at any time any interest contracted for, charged or received under this Note or otherwise in connection with this Note would be usurious under applicable law, then regardless of the provisions of this Note or any action or event (including, without limitation, prepayment of principal hereunder or acceleration of maturity) which may occur with respect to this Note, it is agreed that all sums that would otherwise be usurious shall be immediately credited as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to the Company. All compensation which constitutes interest under applicable law in connection with this Note shall be amortized, prorated, allocated and spread over the full period of time any indebtedness is owing under this Note, to the greatest extent permissible without exceeding the maximum rate of interest allowed by applicable law from time to time during such period.

     17. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Secured Convertible Promissory Note as of the date first written above.

                                      XECHEM INTERNATIONAL, INC.


                                      By: /s/ Ramesh C. Pandey
                                          --------------------------------------
                                               Ramesh C. Pandey, CEO
                                               April 7, 2004

                                      ACKNOWLEDGED & AGREED TO:

                                      ALEMBIC, LIMITED


                                      By:      /s/ Nitin Jaywant
                                               ---------------------------------
                                               ---------------------------------
                                      Name:    Nitin Jaywant
                                               ---------------------------------
                                               ---------------------------------
                                      Title:   President - API Business
                                               ---------------------------------
                                               ---------------------------------

                                      By:      /s/ Vivek Kaushik
                                               ---------------------------------
                                               ---------------------------------
                                      Title:   Vice President - API Marketing
                                               ---------------------------------

                               NOTICE OF EXERCISE
                               ------------------


To:      Xechem International, Inc. (the "COMPANY")

     1. The Holder hereby elects to convert the attached Convertible Promissory Note dated _____________, 2004 issued by the Company in favor of Holder (the "NOTE") for ___________ shares of common Stock of the Company (the "CONVERSION SHARES") pursuant to the terms of the Note. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note.

     2. Upon delivery of the Notice of Exercise and surrender of the Note, the Company shall issue to Holder the Conversion Shares.

     3. The Conversion Shares to be received by the Holder upon exercise of the Note are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Conversion Shares. The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Conversion Shares.

     4. The undersigned understands that the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     5. The undersigned understands the certificates evidencing the Conversion Shares may bear one or all of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS."

          (b) Any legend required by applicable state law.

     6. Please issue a certificate or certificates representing said Conversion Shares in [THE NAME OF THE HOLDER] [INSERT OTHER NAME IF NOT HOLDER].

     7. The undersigned hereby covenants that he, she or it shall not sell, pledge or otherwise transfer or dispose of any Conversion Shares except in accordance with applicable state and federal securities laws.

                                              HOLDER:


                                              ----------------------------------
                                              (Print Name of Holder)

                                              By:
                                                          ----------------------
                                              Its:
                                                          ----------------------
                                              Address:
                                                          ----------------------

                                                          ----------------------
                                              Dated:
                                                          ----------------------



                                       9